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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. on Form S-8 of our reports dated April 7, 1999 (except for Note 16, as to which the date is April 25, 1999), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1999.


/s/ Deloitte & Touche LLP

McLean, VA
March 8, 2000